Exhibit (k)(5)

                        12B-1 PLAN IMPLEMENTING AGREEMENT

         Each Massachusetts Business Trust ("Trust") designated in Appendix 1 from time to time, acting severally, and Columbia Funds Distributor, Inc. ("CFDI"), a Massachusetts corporation, agree effective November 1, 2003:

         1. 12B-1 PLAN. The Trusts, on behalf of their several Funds, have adopted so-called "Rule 12b-1 Plans" (the "Plans") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). Under the Rule, a Fund may, pursuant to a Plan, pay CFDI a specified portion of its assets to be used for the purposes specified in its Plan. A Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. A Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule or any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. A Plan may be terminated with respect to a Class of Shares at any time as provided in the Rule without payment of any penalty.

         This Agreement shall apply to each Fund named in Appendix 1 as that Appendix may be amended from time to time by the parties, in writing.

         2. PAYMENTS, EXPENDITURES AND REPORTS.

                  A. Each Fund shall pay CFDI the amount then due CFDI under a Plan on the 20th day of each month, or, if such day is not a business day, the next business day thereafter, during the term of this Agreement.

                  B. CFDI shall expend the amounts paid to it by the Funds under a Plan in its discretion, so long as such expenditures are consistent with the Rule, the Plan, and any instructions CFDI may receive from the Trustees of any Trust.

                  C. CFDI shall make all reports required under the Act, the Rule or a Plan to the Trustees of the Trusts, as provided in the Act, the Rule and any Plan or as requested by the Trustees.

         3. CONTINUATION; AMENDMENT; TERMINATION; NOTICE.

                  A. This Agreement (i) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (ii) shall continue in effect as to any Trust or a Fund only so long as specifically approved at least annually by the Trustees or shareholders of the Trust or Fund and (iii) may be amended at any time by written agreement of the parties, each in accordance with the Act and the Rule.

                  B. This Agreement (i) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (ii) may be terminated upon 60 days' notice without penalty by a vote of the Trustees or by CFDI or otherwise in accordance with the Act, and (iii) will terminate immediately in the event of its assignment (as defined in the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination.

                  C. All notices required under this Agreement shall be in writing and delivered to the office of the other party.

         4. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the relevant Fund.


Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1        COLUMBIA FUNDS DISTRIBUTOR, INC.


By:  ________________________________      By:  ________________________________
      Name:                                     Name:
      Title:                                    Title:

                                   APPENDIX 1

Trust                                   Series
Columbia Funds Trust I                  Columbia High Yield Opportunity Fund
                                        Columbia Strategic Income Fund
                                        Columbia Tax-Managed Growth Fund
                                        Columbia Tax-Managed Value Fund
                                        Columbia Tax-Managed Growth Fund II
                                        Columbia Tax-Managed Aggressive Growth Fund
Columbia Funds Trust II                 Columbia Money Market Fund
                                        Columbia Newport Japan Opportunities Fund
                                        Columbia Newport Greater China Fund
Columbia Funds Trust III                Columbia Mid Cap Value Fund
                                        Columbia Liberty Fund
                                        Columbia Federal Securities Fund
                                        Columbia Global Equity Fund
                                        Columbia Contrarian Income Fund
                                        Columbia Intermediate Government Income Fund
                                        Columbia Quality Plus Bond Fund
                                        Columbia Corporate Bond Fund
Columbia Funds Trust IV                 Columbia Tax-Exempt Fund
                                        Columbia Tax-Exempt Insured Fund
                                        Columbia Municipal Money Market Fund
                                        Columbia Utilities Fund
Columbia Funds Trust V                  Columbia Massachusetts Tax-Exempt Fund
                                        Columbia Connecticut Tax-Exempt Fund
                                        Columbia California Tax-Exempt Fund
                                        Columbia New York Tax-Exempt Fund
                                        Columbia Intermediate Tax-Exempt Bond Fund
                                        Columbia Massachusetts Intermediate Municipal Bond Fund
                                        Columbia Connecticut Intermediate Municipal Bond Fund
                                        Columbia New Jersey Intermediate Municipal Bond Fund
                                        Columbia New York Intermediate Municipal Bond Fund
                                        Columbia Rhode Island Intermediate Municipal Bond Fund
                                        Columbia Florida Intermediate Municipal Bond Fund
                                        Columbia Pennsylvania Intermediate Municipal Bond Fund
                                        Columbia Large Company Index Fund
                                        Columbia U.S. Treasury Index Fund
                                        Columbia Small Company Index Fund
Columbia Funds Trust VI                 Columbia Growth & Income Fund
                                        Columbia Small Cap Value Fund
                                        Columbia Newport Asia Pacific Fund
Columbia Funds Trust VII                Columbia Newport Tiger Fund
                                        Columbia Europe Fund
Columbia Floating Rate Advantage Fund


By:  ________________________________
      [                  ], [Assistant] Secretary for each Trust


By:  ________________________________
      [Name], [Title]
      Columbia Funds Distributor, Inc.

Dated:  November 1, 2003